Exhibit 10.1

FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of May 12, 2009 (the “Effective Date”) is between Flotek Industries, Inc., a Delaware corporation (the “Borrower”) and Wells Fargo Bank, National Association, as lender (the “Bank”).

INTRODUCTION

WHEREAS, the Borrower and Bank entered into an Amended and Restated Credit Agreement dated as of August 31, 2007, as amended by that certain Amendment to Amended and Restated Credit Agreement dated as of November 15, 2007, that certain Second Amendment to Amended and Restated Credit Agreement dated as of February 4, 2008, and that certain Agreement and Third Amendment to Amended and Restated Credit Agreement dated March 31, 2008 (as amended, the “Credit Agreement”).

THEREFORE, the Borrower and the Bank hereby agree as follows:

Section 1. Definitions. Unless otherwise defined in this Agreement, terms used in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

Section 2. Amendment.

(a) Section 1.01 (Certain Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term “Permitted Liens” in its entirety and replacing it with the following:

“Permitted Liens” means (i) Liens granted to the Bank to secure the Obligations, (ii) Liens in the Collateral to secure the obligations of the Borrower and its Subsidiaries under the Syndicated Credit Agreement to the extent permitted under the Subordination and Intercreditor Agreement, (iii) Liens for taxes, assessments or other governmental charges which are not yet due or which are being actively contested in good faith by appropriate proceedings diligently conducted, and (iv) landlord’s, materialmen’s, mechanics’, carriers’, workmen’s, warehouseman’s and repairmen’s liens, and other similar liens imposed by Law arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established.

(b) Section 1.01 (Certain Defined Terms). Section 1.01 of the Credit Agreement is hereby further amended by adding the following new term:

“Subordination and Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement dated as of May 6, 2009, among the Borrower, the Bank and Wells Fargo in its capacity as the administrative agent under the Syndicated Credit Agreement.

Section 3. Effectiveness. This Agreement shall become effective, and the Credit Agreement shall be amended as provided in this Agreement, upon the occurrence of the following conditions precedent:

(a) after giving effect to this Agreement, the representations and warranties in this Agreement shall be true and correct in all material respects;

(b) the Bank shall have received this Agreement duly executed and delivered to the Bank by the Borrower and executed by the Bank;

(c) the Subordination and Intercreditor Agreement shall have been fully executed and delivered to the Bank by the Borrower and executed by the Bank;

(d) the Borrower shall have paid or reimbursed the Bank for all of its out-of-pocket costs and expenses incurred in connection with this Agreement, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel(s) to the Bank.

Section 4. Representations and Warranties. The Borrower represents and warrants to Bank that:

(a) (i) the execution, delivery, and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings, and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity;

(b) the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the date of this Agreement, except for any representations or warranties made as of a specified date, which are true and correct in all material respects as of such specified date;

(c) no Default has occurred and is continuing as of the date hereof or will result from the execution and delivery of this Agreement; and

(d) this Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, covenants and agreements under this Agreement by the Borrower shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 5. Continuing Effect on Loan Documents. This Agreement shall not constitute a waiver of any provision of the Credit Agreement and shall not be construed as a consent to any action on the part of the Borrower that would require a waiver or consent of the Bank or an amendment or modification to any term of the Loan Documents except as expressly stated herein. The Borrower hereby confirms and ratifies the Credit Agreement and each of the other Loan Documents as amended hereby and acknowledges and agrees that the same shall continue in full force and effect as amended hereby.

Section 6. Reference to the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein” or words of like import, and each reference to the Credit Agreement in any of the other Loan Documents, refer to the Credit Agreement, as amended hereby.

Section 7. Counterparts. This Agreement may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original, electronic or facsimile form and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 8. References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular section or provision of this Agreement.

Section 9. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and do not in any way affect the meaning or construction of any provision of this Agreement.

Section 10. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Texas, without regard to such state’s conflict of laws rules that would require the application of the laws of another jurisdiction.

Section 12. Release. The Borrower hereby releases and forever discharges the Bank and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now or in the future own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Agreement is signed by any of such parties (i) arising directly or indirectly out of the Credit Agreement as amended or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Borrower or their representatives and the Bank or any of their respective directors, officers, agents, employees, attorneys or other representatives, including any such that is caused by the negligence of any released party. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, exercise of remedies and all similar items and claims, which may, or could be, asserted by the Borrower.

PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

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EXECUTED to be effective as of the date first above written.

BORROWER:

FLOTEK INDUSTRIES, INC.

By:	/s/ Jesse E. Neyman
Name:	Jesse E. Neyman
Title:	Chief Financial Officer

Signature Page to Fourth Amendment

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Michael W. Nygren
Michael W. Nygren
Vice President

Signature Page to Fourth Amendment